Exhibit 99.1 (b) 6

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

(1)	Description of Business

ArcLight Systems LLC (“ArcLight”), based in Las Vegas, Nevada with an administration office in Westerville, Ohio, provides pharmaceutical adjudication services through its service bureau operating segment. As discussed in Notes 3 and 4 of the financial statements, the Company has decided to exit the ScriptLINE and service bureau operating segments to focus its efforts on the informatics operating segment. The Company plans on providing pharmaceutical manufacturers Internet-speed access to a stream of pharmaceutical marketing and sales information through its informatics operating segment. In this segment, pharmaceutical manufacturers and other customers will be charged a subscription fee for access to the online service.

On March 13, 2001, Cardinal Health, Inc., via its wholly-owned subsidiary RxealTime, Inc. (“Cardinal”), and CVS Corporation (“CVS”) contributed technology assets to be used by ArcLight in exchange for Class A units. Through the execution of data contribution agreements, CVS and other pharmacy retailers also committed to contribute on a prospective basis the prescription data that is categorized, analyzed and reported for ArcLight’s informatics customers in exchange for Class B units. ArcLight began operations April 1, 2001.

ArcLight is organized as a limited liability company (LLC) in the state of Delaware pursuant to the ArcLight Systems Limited Liability Company Agreement (the “LLC Agreement”). Under the LLC agreement, no LLC member shall be liable for the debts, obligations or liabilities of ArcLight, including under a judgment decree or order of a court.

(2)	Summary of Significant Accounting Policies

(a)	Cash Equivalents

Cash equivalents invested in varied short-term investments at December 31, 2002 and 2001 totaled $56,138,262 and $937,350, respectively. For the purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

(b)	Property and Equipment

Property and equipment are stated at cost or at the fair value of assets contributed. Depreciation on property and equipment is calculated on a straight-line basis over the estimated useful lives of the assets.

(c)	Capitalized Software

Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, requires the capitalization of certain software development costs once technological feasibility is established, subject to net realizable value considerations. The capitalized cost is then amortized. The period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and the general release of such software is the period in which software development costs incurred are considered for capitalization. The Company capitalized $312,425 and $1,435,913 in 2002 and 2001, respectively. At formation, Cardinal contributed $445,137 in capitalized software. Beginning on the date of expected commercial release of software products to be sold, these costs are amortized

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

over a three-year period on a straight-line basis. Capitalized software amortization expense was $401,294 and $10,325 in 2002 and 2001, respectively. In July 2002, the Company elected to abandon software development efforts associated with an early version of its RxealTime software product and wrote-off $508,514 in capitalized software.

(d)	Intangible Assets

Intangible assets, which consist of data contribution agreements, have been received by the Company in exchange for Class B and Class C membership units. They are being amortized on the straight-line basis over the royalty-free contractual life, or approximately 10 years for data contribution agreements with Class B Members and four years for data contribution agreements with Class C Members.

(e)	Equity Granted to Non-Employees

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counter-party’s performance is complete or the date on which it is probable that performance will occur.

(f)	Product Development

The Company records costs directly relating to developing its informatics products to be sold to pharmaceutical manufacturers as product development in the accompanying statements of operations. These product development costs are expensed as incurred and include payroll for information technology, data acquisition and analysis employees; outside consultants assisting those employees; cash and non-cash data acquisition costs; amortization of intangible assets related to the data contribution agreements; property and equipment depreciation; and equipment lease costs.

(g)	Revenue Recognition

Revenues from services are recognized as the related services are performed.

(h)	Income Taxes

The Company is a LLC and elected to be treated as a partnership for tax purposes. The results of operations are included in the tax returns of its members. Therefore no provision for income taxes has been included in the accompanying financial statements. The LLC Agreement requires the Company to distribute in cash to its members 35% of its taxable income, adjusted for tax credits passed to members, provided that such distribution is permitted by all lending agreements and is approved by the board of managers. Accordingly, the Company accrued distributions of $18,565,000 representing distributions required per the LLC agreement based upon estimated cumulative taxable income from inception of operations to December 31, 2002. The Company had $18,115,000 in distributions payable on the accompanying balance sheet as of December 31, 2002.

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

(i)	Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reporting of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(j)	Stock Option Plan

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards.

2002
Net income, as reported	$55,537,075
Add stock-based employee compensation expense included in reported net income	—
Deduct total stock-based employee compensation expense determined under fair-value-based method for all awards, net of tax	(2,143,893)

Pro forma net income	$53,393,182

(k)	Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company’s financial statements.

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

(3)	Sale of ScriptLINE Business

On May 29, 2002, the Company sold assets associated with its ScriptLINE business to NDC Health Corporation (“NDC”) for $81,000,000 in cash. The assets sold by the Company primarily include all ScriptLINE customer contracts, all intellectual property used in performance of ScriptLINE services and a covenant not to provide switching or pre-adjudication or post-adjudication services for five years from the date of sale. The Company recorded a gain on sale of assets of $77,877,708 in 2002. In order to ensure an appropriate transition of the ScriptLINE contracts to NDC, under a separate agreement the Company also agreed to provide specific transition services to NDC. The transition of the ScriptLINE business was successfully completed in November 2002 and the Company has no further obligation to NDC regarding the transition of the customer contracts.

The operations of the ScriptLINE business have been presented as discontinued operations in the accompanying statements of operations and statements of cash flows. The total assets and liabilities of the ScriptLINE business are separately reported in the balance sheets. No interest expense was allocated to discontinued operations. The following is a detail of the specific components:

	2002	2001
Balance Sheet:
Assets:
Accounts receivable, net	$—	$1,440,196
Other receivables	505,778	—

Total assets of discontinued operations	$505,778	$1,440,196

Liabilities:
Accounts Payable	$80,073	$270,480
Payable to Cardinal Health	—	17,048
Accrued payroll, bonus and related	—	166,162
Customer deposits	—	220,332
Other accrued expenses	568,406	674,585

Total liabilities of discontinued operations	$648,479	$1,348,607

Statements of Operations:
Revenues	$3,882,197	$6,491,871
Operating expenses	(2,897,068)	(3,218,988)
Gain on sale of ScriptLINE business	77,877,708	—

Income from discontinued operations	$78,862,837	$3,272,883

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

(4)	Exit of Service Bureau Contracts

The Company provides pharmaceutical adjudication services through its service bureau operating segment. In September 2002, the Company informed its customers in that segment that their current contracts would not be renewed beyond their current terms which expire no later than September 30, 2003. The following is summary financial information of the service bureau operating segment for 2002 and 2001.

	2002	2001
Balance Sheet:
Assets:
Accounts receivable, net	$601,050	$612,951

Liabilities:
Payable to Cardinal Health	$83,232	$144,763
Accrued payroll, bonus and related	62,773	30,699
Customer deposits	100,000	—
Other accrued expenses	154,000	65,000

Total liabilities of service bureau operating segment	$400,005	$240,462

Statements of Operations:
Revenues	$4,281,649	$2,543,120
Operating Expenses	(2,672,611)	(1,555,960)

Income from Service Bureau Operating Segment	$1,609,038	$987,160

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

(5)	Property and Equipment

Property and equipment consists of the following:

	Useful Lives	2002	2001
Furniture and fixtures	3 years	$553,472	$213,804
Data processing equipment	3 years	2,931,706	2,558,663
Software	3 years	1,325,185	1,084,854

		4,810,363	3,857,321
Less accumulated depreciation		(1,958,303)	(728,570)

		$2,852,060	$3,128,751

(6)	Leases

The Company has operating leases having an initial or remaining noncancelable lease term in excess of one year for its office facilities and for other data processing equipment. As of December 31, 2002, future minimum lease payments due in 2003 through 2005 of $2,603,282 are guaranteed by Cardinal and CVS. Total future minimum lease payments under the noncancelable leases are as follows:

As of year ending December 31:
2003	$2,045,576
2004	1,301,421
2005	1,028,384
2006	664,515
2007	677,791
2008	111,000

Total minimum lease payments	$5,828,687

Total rent expense was $1,699,327 and $425,365 during 2002 and 2001, respectively.

(7)	Amortization of Intangible Assets

The Company expects future amortization of its intangible assets to be as follows:

For each year ending December 31:
2003	$3,767,358
2004	3,767,358
2005	3,767,358
2006	3,405,898
2007	2,899,854

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

(8)	Other Accrued Expenses

Other accrued expenses consisted of the following:

	2002	2001
Accrued data costs	$521,761	$—
Accrued consulting and professional fees	259,206	180,402
Accrued liabilities for property and equipment	233,777	—
Accrued switching and adjucation costs	182,065	65,000
Accrued sales and property taxes	59,494	67,396
Accrued interest	—	49,788
Other	624,908	359,095

	$1,881,211	$721,681

(9)	Notes Payable Due to Class A Members

The Company has access to notes payable from Cardinal and CVS that enable it to borrow up to $10,000,000 at the Wall Street Journal prime rate (4.25% and 4.75% at December 31, 2002 and 2001, respectively). Interest is payable quarterly. The Company had borrowing capacity under the notes of $10,000,000 and $5,000,000 as of December 31, 2002 and 2001, respectively. According to amended terms of the notes, additional borrowings under the notes require the written consent of Cardinal and CVS. The notes are secured by substantially all of the Company’s assets. The notes expire and any amounts outstanding under the notes are due upon the earlier of December 31, 2004 or the date a Valuation Event occurs (including a sale or an IPO) as defined in the LLC Agreement.

(10)	Members’ Equity

(a)	Company Formation

On March 13, 2001, Cardinal and CVS received 1,800,000 and 700,000 Class A Membership Units, respectively, for their contributions of technology assets to ArcLight. Cardinal contributed its existing ScriptLINE business and a license to Cardinal’s internally developed software for the RxealTime product. CVS contributed claims switching equipment and software. As Cardinal was deemed to be the acquirer for accounting purposes, ArcLight recorded the net assets received from Cardinal at formation at their predecessor historical cost basis detailed as follows:

Prepaid expenses and other current assets	$401,355
Property and equipment, net	1,159,154
Capitalized software	445,137
Payable to Cardinal Health	(167,714)

Total net assets received from Cardinal	$1,837,932

The Company recorded CVS’s switching equipment and software at its fair value of $1,300,000 in property and equipment, net. At formation and as of December 31, 2002 and 2001, there were no other Class A Members.

Each Class B Member has entered into a Data Contribution Agreement pursuant to which prescription claim data (“the Data”) will be transmitted to the Company on a real-time basis. The

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

Data Contribution Agreement entitles the Company to receive the Data into perpetuity and at no cost for the period ending December 31, 2010 and at the lowest market price beginning January 1, 2011. Each Class B Member received 5,000 Class B Membership Units per one million prescription claims. Upon execution of the Class B Data Contribution Agreements, one-half of the Class B Membership Units issued to each Class B Member during 2001, or a total of 2,008,601 were fixed. The other one-half or 2,008,601 units issued during 2001 floated and following each calendar year through December 31, 2004, such floating Class B Membership Units were to be adjusted based on actual Data volume relative to other Class B Members.

The Company measured and recorded the fixed portion of the Class B units issued and Data Contribution Agreements received at their total estimated fair value of $12,492,054 at formation and $1,357,467 for Data Contribution Agreements executed during 2001 and is amortizing these amounts on a straight-line basis over the period ending December 31, 2010 consistent with royalty-free period. The Company estimated the fair value of Data Contribution Agreements by calculating the present value of the assumed cash outflows over a 10 year period had the data not been royalty-free.

Floating Class B membership units remain constant in total; however, each Class B Member’s floating units will fluctuate up or down based on each Class B Member’s proportionate share of the aggregate Data volume generated through the applicable measurement date. For financial statement purposes, the floating units are measured and recorded at fair value at the earlier of the date on which the counter-party’s performance is complete or the date on which it is probable that performance at a certain level will occur. Prior to December 31, 2001, management commenced steps necessary to fix and determine a portion of each Class B Member’s membership units that were designated as floating units at the original execution of the Data Contribution Agreements, making it probable that performance at a certain level would occur. Thus on December 31, 2001, the Company measured and recorded at fair value 1,908,171 of the originally floating Class B membership units for an estimated total of $13,157,045 and is amortizing this amount on the straight-line method over the period ending December 31, 2010 consistent with royalty-free period. On the measurement date, the Company estimated the fair value of Data Contribution Agreements by calculating the present value of the assumed cash outflows over a 10 year period had the data not been royalty-free.

Consistent with the accounting treatment described above, on September 20, 2002, the Company completed steps necessary to fix 1,908,171 floating Class B membership units and amended its LLC Agreement. Per the amended LLC Agreement, five percent, or 100,430 Class B membership units remain floating and will be fixed on December 31, 2004 primarily based upon each Class B Member’s proportionate share of total Class B Member Data contributed to the Company through December 31, 2004.

(b)	LLC Provisions

Prior to December 31, 2004, the voting power among the Members of ArcLight will be split 50-50 between the Class A Members and the Class B Members. After December 31, 2004, each Class A and Class B Membership Unit entitles the holder to one vote. The Members elected the Managers to oversee the management of ArcLight.

The Managers, by majority vote, may request optional additional cash contributions to be made pro rata in accordance with unit ownership. The Managers and the Chief Executive Officer (“CEO”) have the right to issue up to 2,500,000 Class C Membership Units. Class C Membership Units are non-voting.

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

If, on or prior to April 1, 2004, a valuation event (i.e., an IPO, sale, merger or similar transaction) occurs and ArcLight’s enterprise value is $200 million or more, then, as Class A members, Cardinal will be issued an additional 7% of the outstanding Membership Units (on a fully diluted basis) and CVS will be issued an additional 5%. These equity instruments were considered in the accounting at formation.

All distributions will be made only by Majority Vote of the Managers. All allocations of income, loss and other items will be in proportion to equity ownership. ArcLight is intended to be a perpetual LLC. If there is a change in control of a Member prior to a valuation event, as defined in the LLC agreement, ArcLight can force a Member to sell its Membership Units to ArcLight for the fair market value of such Member’s units. In the event of a material breach as defined, ArcLight can also force such Member to sell its Membership Units to ArcLight for the book value of such Member’s units.

At any time upon 30 days written notice, a Member may convert any of its Class A or Class B Membership units on a one-for-one basis into authorized but unissued Class C Membership units.

(c)	Equity Issued for Data Contribution Agreements in 2002

During 2002 the Company issued 10,750 Class B membership units, of which 269 units remain floating, to one pharmacy retailer under the same terms and conditions as the Class B units issued in 2001. The Class B units were measured and recorded for financial statement purposes in the same manner as the Class B membership units issued in 2001.

Furthermore, during 2002, the Company issued 70,604 Class C membership units to five pharmacy retailers whereby the membership units evenly vest over a four year period based upon the volume of pharmacy data received from each retailer. Under the terms of these Class C data contribution agreements, the pharmacy retailers agree to provide all their pharmacy data to the Company royalty-free for four years and perpetually at most-favored pricing subsequent to the four years. Each Class C Member received 2,000 Class C Membership Units per one million prescription claims. The Company records a non-cash data cost and Class C equity as the units vest over the four year period. As of December 31, 2002, the Company estimates the non-cash data cost and Class C equity to be recorded over the remaining vesting period is $739,396. This estimate is based upon the fair value of these Class C data contribution agreements determined by calculating the present value of the assumed cash outflows over the four year period had the data not been royalty-free. The Company recorded $77,261 in product development costs as non-cash data costs associated with these Class C data contribution agreements in 2002.

Finally, in July 2002, the Company issued 300,000 Class C membership units to a pharmacy software vendor in exchange for a data contribution agreement whereby the pharmacy software vendor agreed to provide all of their pharmacy data not currently provided to the Company from its then-current members royalty-free for four years and perpetually at most-favored pricing subsequent to the four years. Under the terms of this data contribution agreement, the Class C membership units were fully vested at the time of issuance. The pharmacy software vendor received 2,000 Class C Membership Units per one million prescription claims. Therefore, the Company estimated the fair value of the data contribution agreement by calculating the present value of the assumed cash outflows over the four year period had the data not been royalty-free. An intangible asset and corresponding Class C equity was recorded of $3,470,016. The intangible asset is being amortized over the four year royalty-free period.

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

(11)	Employee Stock Options

On January 1, 2002, the Company adopted the ArcLight Systems LLC Stock Option Plan (the “Plan”). The Plan provides for the granting of non-qualified stock options at the current per-unit fair value to all employees and non-employee managers of the Company. The Plan allows for grants of stock options to purchase an aggregate of up to 1,000,000 Class C Membership Units. Options granted under the Plan have a 10 year term and fully vest on the third anniversary of the grant date. Activity in the plan during 2002 was as follows:

	Unit options	Grant Price per unit
Outstanding as of December 31, 2001	—	—
Options granted	943,700	$15.40
Options forfeited	(144,400)	$15.40
Options expired	—	—
Options exercised	—	—

Outstanding as of December 31, 2002	799,300	$15.40

None of the options outstanding as of December 31, 2002 were exercisable. The estimated fair value of all options granted during 2002 was $9.57 per share and options outstanding at December 31, 2002 have a remaining contractual life of 9.1 years. This fair value was determined by utilizing a Black-Scholes option pricing model with the following assumptions: risk free interest rate of 5.16%; dividend yield of 0%; volatility factor of 75%; and an expected option life of 4.5 years.

(12)	Employee 401(k) Plan

On January 1, 2002, the Company adopted the ArcLight Systems LLC 401(k) Profit Sharing Plan (the “401(k) Plan”). The 401(k) Plan covers substantially all employees. Participants must be at least 21 years old and expected to work at least 1,000 hours during a plan year. Participants can elect salary deferrals up to established IRS annual limits. Company matching contributions are currently 100 percent of each participant’s total contribution, not to exceed 8 percent of the participant’s compensation, subject to specified IRS annual limits. To be eligible for Company matching contributions, the participant must have completed one year of service with the Company. The matching contributions vest 100% upon three years of service. Expense under this plan amounted to $279,420 in 2002.

(13)	Related Party Transactions

(a)	Management Agreement with Cardinal

Upon the formation of ArcLight until December 31, 2001, Cardinal provided through its employees and data center operations essentially all management and day-to-day operations support services of ArcLight. Under the terms of the management agreement, ArcLight reimbursed Cardinal for direct costs including employee payroll and payroll-related expenses, data center operations, facility rent and business insurance. ArcLight also incurred a management fee of 10% of the direct reimbursed costs. Effective January 1, 2002, ArcLight hired as employees essentially all Cardinal employees providing direct services under the management agreement. As of January 1, 2002, the management agreement was cancelled; however, Cardinal continues to provide certain data center operations and office space to ArcLight at mutually agreed-upon amounts. The Company incurred expenses payable

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

to Cardinal of $1,091,686 and $4,265,354 for direct and other costs in 2002 and 2001, respectively. In addition, the Company incurred expenses payable to Cardinal of $382,220 for the management fee in accordance with the terms of the management agreement in 2001.

The Company’s payable to Cardinal Health for continuing operations consisted of the following as of December 31:

	2002	2001
Accrued data center and other service costs	$444,052	$416,658
Accrued payroll and related costs	—	588,119
Accrued management fee	—	97,580

	$444,052	$1,102,357

(b)	Income from Discontinued Operations and Accounts Receivable from Members

Included in income from discontinued operations were revenues of $2,507,293 and $4,342,658 related to ScriptLINE services provided to Arclight members during 2002 and 2001, respectively. Gross accounts receivable outstanding from members were $1,118,274 as of December 31, 2001. One member accounted for 26% and 29% of the revenues in the ScriptLINE business segment in 2002 and 2001, respectively, and 22% of accounts receivable outstanding at December 31, 2001.

(14)	Segment Reporting

See Note 1 for description of different operating segments of Arclight. Interest income (expense) was not allocated to an operating segment. The following table includes revenues, net income (loss) from continuing operations, depreciation and amortization expense, and capital expenditures for the periods ended December 31, 2002 and 2001, and assets as of December 31, 2002 and 2001, for each segment and reconciling items necessary to total to amounts reported in the financial statements:

	2002	2001
Assets
Service Bureau	$601,050	$612,951
Informatics	30,355,705	30,497,092
Unallocated (cash and shared equipment)	57,161,233	1,796,354

Total assets of continuing operations	$88,117,988	$32,906,397

Revenues
Service Bureau	$4,281,649	$2,543,120
Informatics	—	—

Total revenues	$4,281,649	$2,543,120

Net income (loss) from continuing operations
Service Bureau	$1,609,038	$987,160
Informatics	(18,217,831)	(5,362,736)
Unallocated (primarily shared equipment operating expenses and general and administrative expenses)	(7,187,773)	(4,617,648)

Total net income (loss) from continuing operations	$(23,796,526)	$(8,993,224)

Depreciation and amortization expense
Service Bureau	$—	$—
Informatics	4,639,157	1,360,283
Unallocated (shared equipment)	499,497	363,773

Total depreciation and amortization expense	$5,138,654	$1,724,056

Capital expenditures
Service Bureau	$—	$—
Informatics	1,985,734	1,235,499
Unallocated (shared equipment)	564,007	328,199

Total capital expenditures	$2,549,741	$1,563,698

ARCLIGHT SYSTEMS LLC

Notes to Financial Statements

December 31, 2002 and 2001

(15)	Income Taxes

The net differences between the tax bases and the reported amounts of assets and liabilities are as follows as of December 31:

	2002	2001
Tax bases exceed book bases (not tax effected):
Data acquisition costs	$1,001,411	$—
Other	772,407	546,636

	$1,773,818	$546,636

Book bases exceed tax bases (not tax effected):
Intangible assets	$26,307,385	$26,021,405
Capitalized software	1,273,342	1,870,725
Property and equipment	837,902	476,208

	$28,418,629	$28,368,338